SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

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[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SEVCON, INC.
(Name of registrant as specified in its charter)

MESON CAPITAL LP
MESON CONSTRUCTIVE CAPITAL LP
MESON CAPITAL PARTNERS LLC
RYAN MORRIS
BRYAN BOCHES
SHVETANK JAIN
ANTHONY L. POSAWATZ
 (Name of person(s) filing proxy statement, if other than the registrant)
Copies to:
Christopher P. Davis, Esq.
Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue, New York, New York 10176
(212) 986-6000

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MESON CAPITAL PARTNERS LLC

January 17, 2017
Dear Fellow Stockholder:
Meson Capital Partners LLC together with the other participants in this solicitation (collectively, "Meson" or "we"), is one of the largest stockholders of Sevcon, Inc., a Delaware corporation ("Sevcon" or the "Company"), beneficially owning a total of 1,156,812 shares of Common Stock, $.10 par value per share, representing approximately 20.2% of the shares outstanding. Meson has owned shares of Sevcon continuously since March 2014. We are seeking your support for the election of up to four of our nominees at the 2017 annual meeting of the stockholders of the Company, to be held at the offices of Locke Lord LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts, at 12:00 noon on Tuesday, February 7, 2017 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the "Annual Meeting").

As a long term stockholder (i) owning approximately a fifth of Sevcon's shares and (ii) who have had a representative actively serving on the Company's Board of Directors (the "Board") since 2013, we strongly believe the Company is uniquely positioned to benefit from the global shift towards electrification of mobility and automobiles as these market grows exponentially. There is a window of opportunity for the Company to capture market share that we believe will close within two years if not approached thoughtfully and decisively. There are numerous challenges to overcome and actions to take that will require experience, intelligence, and energy applied by the Board and the executive team. Yet this Board, as currently composed, in our opinion either fails or refuses to see or embrace the need for change and progress that is necessary to take advantage of the Company's unique position.

We have repeatedly tried to impress our concerns on the Board and work collaboratively towards a solution that would have avoided the need for a costly proxy contest. Regrettably, our repeated attempts to propel the Board and management towards embracing this historic opportunity have been met with costly entrenchment tactics including eleventh-hour attempts to change Sevcon's nomination and governance rules in ways that will insure the status quo for at least another year. We own over three times more shares than all other Board members combined and are thus highly aligned with shareholders. The Board has taken what we believe to be aggressive tactics and it is our opinion that such tactics will stonewall dialog and entrench the status quo, distracting shareholders from the opportunity at hand.  Management must be held accountable by a Board that knows what success looks like and if there is repeated failure to achieve performance targets, new executives must be recruited. Accordingly, we have little choice but to reconstitute this Board with representatives who are committed to taking the steps necessary to maximize value for stockholders.

The Company is currently divided into two classes with the terms of five directors set to expire at the Annual Meeting. That is precisely the system the Board itself asked you, the shareholders, to approve at the 2015 annual meeting, which you did. Now—suddenly and only after Meson properly and lawfully submitted a slate of highly qualified  nominees on December 19, 2016—the Board is asking stockholders to approve an inconsistent amendment to the Company's charter such that, if passed, all directors would be up for election at the Annual Meeting. We are seeking your support to elect up to four of our nominees—three highly qualified new directors and one incumbent in the event the amendment is approved—at the Annual Meeting. Our interests are fully aligned with the interests of all stockholders—to maximize value for all. We are not seeking control of the Board. If our Nominees are elected we could not control the Board absent the resignation of the other members of the Board, and any claim to the contrary would be entirely false and misleading. Our interests are fully aligned with the interests of all stockholders – to maximize value for all.

We urge you to consider carefully the information contained in the attached proxy statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today. The attached proxy statement and the enclosed GOLD proxy card are first being furnished to the stockholders on or about January 17, 2017.
If you have already submitted a different color proxy card in relation to the Annual Meeting, you have every right to revoke or change the voting instructions set out therein by signing, dating and returning a later dated GOLD proxy card or by voting in person at the Annual Meeting. We urge you to do so immediately, as there is little time before the Annual Meeting.
If you have any questions or require any assistance with your vote, please contact InvestorCom, which is assisting us, at its address and toll-free number listed on the following page.
Thank you for your support.

Meson Capital Partners LLC

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The attached Proxy Statement and GOLD proxy card are available at:

www.icommaterials.com/meson

ANNUAL MEETING OF STOCKHOLDERS

OF

SEVCON, INC.
---------------------------
PROXY STATEMENT
OF
MESON CAPITAL PARTNERS LLC
---------------------------
PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Meson Capital Partners LLC together with the other participants in this solicitation (collectively, "Meson" or "we"), is one of the largest stockholders of Sevcon, Inc., a Delaware corporation ("Sevcon" or the "Company"), beneficially owning a total of 1,156,812 shares of Common Stock, par value $.10 per share (the "Common Stock"), representing approximately 20.2% of the shares outstanding. Meson has owned shares of Sevcon continuously since March 2014. We are writing to you because we believe that the Company is at a significant crossroads and have serious doubts that the Board of Directors (the "Board") as currently constituted can fully exploit the opportunities that will be available to the Company in both the short- and long-term. We have nominated highly-qualified, capable and committed individuals who have the relevant skill sets we believe are key to best position the Company to maximize value for stockholders in the coming years. We are seeking your support and your vote at the 2017 annual meeting of the stockholders of the Company, to be held at the offices of Locke Lord LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts, at 12:00 noon on Tuesday, February 7, 2017 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the "Annual Meeting") for the following:

1.	to adopt an amendment to Sevcon's Amended and Restated Certificate of Incorporation to immediately declassify the Board so that all directors would be elected annually for one-year terms;

2.
if Proposal 1 is approved, to elect four director nominees, Bryan Boches, Shvetank Jain, Anthony L. Posawatz (Tony) and Ryan J. Morris (each a "Nominee" and, collectively, the "Nominees"), each to hold office for a term of one year;

3.	if Proposal 1 is not approved, to elect Bryan Boches, Shvetank Jain and Anthony L. Posawatz (Tony), (each a "Nominee" and, collectively, the "Nominees") each to hold office for a term of one year;

4.	to ratify, by an advisory vote, the selection of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2017;

5.	to approve, by an advisory vote, the fiscal 2016 compensation of the Company's executive officers;

6.	to indicate, by an advisory vote, the frequency with which the stockholders should vote to approve the compensation of the Company's executive officers; and

7.	to transact such other business as may properly come before the Annual Meeting.:

Meson is composed of Meson Capital LP, a New York limited partnership ("MC"), Meson Constructive Capital LP, a Delaware limited partnership ("MCC"), Meson Capital Partners LLC, a Delaware limited liability company ("MCP"), and the Nominees.

This Proxy Statement and the enclosed GOLD proxy card are first being furnished to stockholders on or about January 17, 2017.

As of the date hereof, Meson collectively owns an aggregate of 1,156,812 shares of Common Stock. We intend to vote such shares of Common Stock FOR the election of our Nominees, FOR the individuals who have been nominated by the Company other than Matthew Goldfarb, William J. Ketelhut, Marvin G. Schorr and David R. A. Steadman if Proposal 1 is approved, FOR the individuals who have been nominated by the Company other than Matthew Goldfarb, William J. Ketelhut and Paul O. Stump, if Proposal 1 it not approved, ABSTAIN from voting on the amendment to the Company's Amended and Restated Certificate of Incorporation to immediately declassify the Board so that all directors would be elected annually for one-year terms, FOR the ratification, by an advisory vote, of the appointment of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2017, AGAINST the approval, by an advisory vote, of the fiscal 2016 compensation of the Company's executive officers, to indicate, by an advisory vote, that the Company should ask the stockholders to vote on the compensation of the Company's executive officers EACH YEAR and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

The number of nominees for which we are seeking your support will differ depending on whether Proposal 1 is approved or not. According to the Company's proxy statement for the Annual Meeting, the Board is currently composed of eight directors. If Proposal 1 is approved, the Board will be immediately declassified, and the terms of all eight directors will expire at the Annual Meeting. If Proposal 1 is not approved, three of the Company's eight current directors, Glenn J. Angiolillo, Ryan J. Morris, and David R. A. Steadman will not be subject to election at the Annual Meeting, and will continue to serve as directors until the 2018 annual meeting of stockholders. The terms of the remaining five of the Company's eight current directors would expire at the Annual Meeting. We are not seeking control of the Board. If our Nominees are elected we could not control the Board absent the resignation of the other members of the Board, and any claim to the contrary would be entirely false and misleading.

If Proposal 1 is approved:

In the event Proposal 1 is approved, we are seeking your support to elect four of our nominees—three highly qualified new directors and one incumbent—at the Annual Meeting. Your vote to elect the Nominees will have the legal effect of replacing three incumbent directors with the Nominees. In the event that some of the Nominees are elected, there can be no assurance that the Company nominee(s) who get the most votes and are elected to the Board will choose to serve on the Board with the Nominees who are elected. In the event Proposal 1 is approved, stockholders who return the GOLD proxy card will only be able to vote for our Nominees and will not have the opportunity to vote for the four other seats up for election at the Annual Meeting.

If Proposal 1 is not approved:

In the event Proposal 1 is not approved, we are seeking your support at the Annual Meeting to elect our three Nominees other than Ryan J. Morris (who would not be up for election), in opposition to three of the Company's director nominees, Matthew Goldfarb, William J. Ketelhut and Paul O. Stump. This gives shareholders who wish to vote for our Nominees the ability to vote for all five directorships up for election. The names, backgrounds and qualifications of the Company's nominees, and other information about them, can be found in the Company's proxy statement. There is no assurance that any of the Company's nominees will serve as directors if our Nominees are elected.

The Board has fixed December 9, 2016 as the record date for determining holders of Common Stock who are entitled to vote at the Annual Meeting (the "Record Date"). According to the Company, as of the Record Date the Company had outstanding 5,341,993 shares of Common Stock entitled to be voted. Each share of Common Stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. The mailing address of the principal executive offices of the Company is 155 Northboro Road, Southborough, MA 01772. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

THIS SOLICITATION IS BEING MADE BY MESON AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH WE ARE NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

MESON URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD. WE STRONGLY URGE YOU TO DO SO WITHOUT DELAY BECAUSE THERE IS LITTLE TIME BEFORE THE ANNUAL MEETING. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our proxy card are available at:

www.icommaterials.com/meson

IMPORTANT

Your vote is important, no matter how many or how few shares of Common Stock you own. Your vote matters. Meson urges you to sign, date, and return the enclosed GOLD proxy card today to vote FOR our Nominees.

●	If you are a "registered stockholder", please sign and date the enclosed GOLD proxy card and return it to Meson, c/o InvestorCom, in the enclosed postage-paid envelope today.

●
If you own shares in a brokerage account or through a bank, you are considered a "beneficial stockholder", and the Meson proxy materials, together with a voting instruction form (VIF), are being forwarded to you by your broker or bank. As a "beneficial owner", you must instruct your broker, trustee or other representative on how to vote your shares. Your broker cannot vote your shares on your behalf without receiving instructions from you.

●
Depending upon your broker or custodian's voting policy, you may be able to vote either by toll-free telephone or by using the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form in the pre-paid envelope provided to you.

●
Please do not sign or return any WHITE proxy card you may receive from the Company. If you have already submitted a WHITE proxy card, you have every right to change your vote — please use the GOLD proxy card to vote by Internet or telephone or simply sign, date and return the GOLD proxy card. Only your latest dated proxy will be counted.

BACKGROUND TO THE SOLICITATION

A chronology of our interactions with the Company as it pertains to the Annual Meeting is as follows:

•	On July 13, 2016, Ryan Morris was elected Chairman of the Board.
•	On August 4, 2016, Mr. Morris was appointed Executive Chairman of the Board.
•
On August 10, 2016, Ryan Morris met in person in Boston with a potential director candidate, Alex Garden, Matt Boyle and two of the three members of the Nominating and Governance Committee of the Board -- David Steadman and Paul Stump. The third member of the Nominating and Governance Committee -- Matthew Goldfarb -- declined to travel to Boston to attend the meeting. Mr. Garden spent several hours with the sale leaders and executives based in the Southborough office and expressed excitement about the prospects for the business.

•
At the August 10, 2016 meeting, Mr. Garden was offered a seat on the Board, pending a formal meeting of the Nominating and Governance Committee and the full Board. Mr. Boyle indicated that he would like Mr. Garden's help with the business. Mr. Garden indicated he would be willing to commit time and energy to the Company and help it overcome some of the many challenges that accompany rapidly growing a company.

•	On August 16, 2016 Mr. Garden declined the nomination after speaking with Mr. Goldfarb.
•
On October 6, 2016, Mr. Goldfarb introduced a potential director candidate to Mr. Morris, Robert Spork, who was a Portfolio Manager at Regiment Capital – a hedge fund in the process of shutting down after significant losses incurred from betting on oil prices.

•
On October 10, 2016, Mr. Morris introduced Bryan Boches to meet with Messrs. Boyle, Steadman, Stump and Marv Schorr to discuss the Company's strategic opportunities and challenges and a potential appointment to the Board.

•
On October 10, 2016, Mr. Morris introduced Mr. Gross to meet with Messrs. Boyle and Morris in Boston to discuss the Company's strategic opportunities and challenges and a potential appointment to the Board.

•
On October 19, 2016, the Nominating and Governance Committee formally interviewed Mr. Boches and indicated in writing to Mr. Morris that a formal invitation would be extended to him to join the Board at the upcoming Annual Meeting in place of current director Mr. Ketelhut. To our knowledge, the Board never followed up with Mr. Boches to extend this offer to him directly.

•	On October 23, 2016, Mr. Steadman indicated in an email that Mr. Boches would be added to the Board and William Ketelhut would be left off of the Company's slate of directors at the Annual Meeting.
•	On October 24, 2016, Mr. Gross was formally introduced to the Nominating and Governance Committee of the Board as a potential director candidate.
•
On November 30, 2016, Messers. Jain, Boches, Boyle and Morris met to discuss strategic and operational opportunities and challenges within the business, particularly the Italian charger business, as well as the composition of the Board. Following the meeting, Mr. Boyle indicated that he would nominate Mr. Jain to the Board.

•	On December 4, 2016, Mr. Morris nominated Tony Posawatz to the Nominating and Governance Committee via email.
•	On December 5, 2016, Mr. Boyle nominated Mr. Jain to the Nominating and Governance Committee at an in-person meeting.
•
On December 6, 2016, the Board terminated Mr. Morris as the Executive Chairman of the Board without cause and with no advance warning or performance review.  Mr. Boyle indicated that he had found Mr. Morris very helpful in many ways and would like to arrange for a new position for Mr. Morris, where he could be more involved in assisting with operations.

•
On December 7, 2016, Mr. Boyle emailed Mr. Morris asking him if he would assist him as a consultant on an operational matter including redesigning the incentive system for executives. Mr. Morris indicated he was interested to help but received no follow up from Mr. Boyle regarding a specific proposal.

•	On December 14, 2016, Mr. Boyle reached out to Mr. Boches regarding his need for help with the Company's business, particularly in the Italian charging division.
•
On December 19, 2016, Mr. Morris contacted the Nominating and Governance Committee and Mr. Boyle regarding the potential addition of three directors to the Board, Messrs. Boches, Posawatz and Jain, in advance of the Nomination as well as the potential to reinstate Mr. Morris's Executive Chairman position. Mr. Morris indicated his was a proposal he was willing to have dialog and negotiate around. The Nominating and Governance Committee rejected Mr. Morris's offer and countered that Mr. Morris sign a two-year standstill agreement in exchange for adding Mr. Boches in place of Mr. Ketelhut to the Board.  Mr. Morris indicated that this proposal was not acceptable.

•	On December 19, 2016, MC nominated in writing six directors for election to the Board (the "Nomination") in accordance with all Company rules and procedures governing nominations.
•	On December 22, 2016, MC updated its Schedule 13D filing indicating nominations as well as publishing a letter to the Board highlighting the need for progress at the Board level.
•
On December 22, 2016, Mr. Morris received a phone call from Mr. Goldfarb indicating that this was Mr. Morris's last chance to "walk away."  Mr. Goldfarb indicated that he had vastly more experience than Mr. Morris in proxy contests and threatened to embarrass Mr. Morris in the press and tarnish his reputation within the investment industry if Mr. Morris did not "walk away" and withdraw his nominees.  Mr. Morris inquired as to why Mr. Goldfarb was being so aggressive despite owning 0 shares of Sevcon and Mr. Goldfarb indicated that he was "Pregnant and not going anywhere."  Mr. Goldfarb indicated that he agreed that we need better Board members but that he was not willing to do it "your way" – referring to Mr. Morris.  Mr. Morris again indicated that he was willing to negotiate a settlement but that it would not be in the best interest of the Company to accept the status quo.

•
On December 22, 2016, shortly after Mr. Goldfarb's phone call, Mr. Morris received notice of a special board meeting in order to change the rules of the upcoming annual meeting including a change to the charter and to empower a special proxy committee.

•
On December 24, 2016, the Board met to establish a proxy committee consisting of Messrs. Goldfarb, Steadman and Boyle with the power over anything relating to the Annual Meeting. At the meeting, the Board also proposed a change in the charter as an apparent defensive reaction to the Nomination in order to shorten Mr. Morris's term as a director and remove him from the Company's slate of directors at the Annual Meeting.

•	From December 19, 2016 to December 24, 2016, Mr. Morris reached out to the Board several times via email, phone and text in an attempt to avoid wasteful and distasteful conflict.
•	On December 24, 2016, Mr. Goldfarb indicated via text to Mr. Morris that there would be no settlement negotiations and that he has the right to withdraw his nominations.
•
On December 27, 2016, Mr. Goldfarb called Mr. Morris to indicate that if he were to withdraw his nominees by 4:00 p.m. (EST) in exchange for a 3-year standstill, then he would be allowed to remain on the Board. On the call Mr. Goldfarb again threatened to embarrass Mr. Morris in the press if MC did not withdraw its nominees.

•
On December 27, 2016, Mr. Morris again via email contacted the Board in an effort to avoid a proxy contest. Mr. Morris's offer was a compromise from his December 19, 2016 offer – expand the Board by one, add Messrs. Boches, Posawatz and Jain to the Board in exchange for Messrs. Ketelhut and Walter Schenker not standing for election at the Annual Meeting. No conditions regarding executive or Chairman roles were proposed.

•
On December 27, 2016, Mr. Goldfarb, on behalf of the Board, rejected Mr. Morris's settlement offer. We feel that the Board's consistent course of action – rejecting what were, in our opinion, reasonable opportunities to compromise or enter into potential settlement negotiations – left Meson with no choice but to resubmit its nominations and proceed with a proxy solicitation.

REASONS FOR THE SOLICITATION

WE ARE CONCERNED BY THE COMPANY'S STATUS QUO OF UNDERPERFORMANCE AND BELIEVE OUR DIRECTORS ARE BETTER QUALIFIED

WE BELIEVE THE COMPANY HAS THE OPPORTUNITY TO BENEFIT FROM THE GLOBAL SHIFT TOWARDS ELECTRIFICATION OF MOBILITY AND AUTOS

WE BELIEVE THE BOARD AS CURRENTLY COMPOSED IS ILL-EQUIPPED TO SEIZE THIS OPPORTUNITY

THE BOARD HAS TAKEN AGGRESSIVE TACTICS TO ENTRENCH ITSELF AND THE STATUS QUO

TIME IS OF THE ESSENCE. WE BELIEVE THAT SIGNIFICANT IMPROVEMENT TO THE BOARD IS NEEDED NOW!

Meson Capital is a long-term and significant investor in the Company, having made its initial investment in the Company March 2014 and currently owns approximately 19% of the Company. Meson has owned shares of  Sevcon continuously since March 2014.  Ownership of approximately one out of every five shares of the Company aligns us well, in our opinion, with the interests of shareholders in general because we share their economic risks and would share in their economic upside if the Company prospers from our strategic vision. We have been active in the Company during our time as a stockholder and have had a representative on the Board since December 2013. During that time we have witnessed what we believe is the beginning of a significant global shift towards electrification of mobility and autos that we believe will ultimately be characterized by exponential and explosive growth. In recent months we have grown concerned by the Board's inability to act to best position the Company to capitalize on this opportunity. We have repeatedly attempted to engage in a constructive dialogue with the other members of the Board and management on the future composition of the Board. But what had initially been a welcoming dialogue has grown increasingly antagonistic and hostile as the current board acts to aggressively entrench itself. Needless to say we are disappointed in this outcome.

We strongly believe that real and urgent change is needed at the Company, starting with the Board that sets the tone from the top.  We remain convinced that the Company's focus should be on shifting to a more entrepreneurial, growth-oriented model.  Fundamentally this shift must include a strong senior management team that is incentivized and held accountable to their performance.  We believe that the current board is incapable of overseeing or attracting the high quality management or the capital needed for the Company to achieve its potential. In our opinion, this shift would best position the Company for the opportunities ahead. Therefore, we are soliciting your support to elect our Nominees at the Annual Meeting, who we believe would bring significant and relevant industry and technical experience to direct on the necessary shift towards growth.

We Are Concerned with the Company's Prolonged Underperformance

Our primary concern with the current composition of the Board is seeming indifference to the Company's prolonged underperformance.   Management has missed targets repeatedly.  The Company stated in their December 29, 2016 that they are successfully implementing a strategic plan that has been in place for two years, yet management has received zero bonus payments for those two years!  In reality, the Company is significantly underperforming the market and its potential.

The stock price over the past three years has been net flat despite the major tailwinds in the market.

Stock has been net flat for almost 20 years under CEO Matt Boyle since he became CEO on November 1, 1997, while the Russell 2000 index produced a 295% total return over the same timeframe.

Cash flow from Operations has become acceleratingly negative:

While the balance sheet has gone from a net cash position to a net debt position.

We are Concerned with the Board's Resistance to What We Believe is Needed Change

As stockholders are aware, the Company is uniquely positioned to take advantage of market forces in the electric and hybrid drivetrains industry. The Board acknowledged as much in a press release issued on December 29, 2016,  stating that the "Board is fully supportive of this entrepreneurial, strategic approach…" The Board even installed Mr. Morris as Executive Chairman in August 2016 with the task of with gathering strategic input for the CEO and Board and advancing external strategic initiatives as well as supporting Sevcon's senior management by optimizing internal oversight and overall management accountability.  Mr. Morris accomplished numerous goals during his short tenure – including raising $10 million of equity at attractive terms for the Company; developing the Company's first strategic plan in conjunction with the senior executive team; and renegotiating the Company's debt covenants to be much more favorable by reducing the potential requirements for future equity distributions.

Mr. Morris spent the considerable time during his Executive Chairman tenure crafting a strategic plan with management and identifying specific implementation steps in order to maximize shareholder value.  He identified numerous internal challenges to progress and helped with specific issues when requested by the CEO.  The CEO, Mr. Boyle, indicated his need for assistance in numerous areas and that the demands of the growing market were increasingly exceeding the ability of current senior management to keep pace.  Specific examples include the material weaknesses of financial controls experienced in the past year as well as a number of instances when the Company turned away customers because it was unable to scale up management and engineering resources.

In fact, when Mr. Morris approached the Board with his initial thoughts – that the Board needed additional highly qualified directors to help with the transition – he was initially met with open arms. The Nominating and Governance Committee actually interviewed Mr. Boches to join the Board and indicated in writing that he would be added to the Company's slate but then, to our knowledge never followed up with Mr. Boches directly.  Mr. Boyle also recommended Mr. Jain as a director candidate to the Nominating and Governance Committee. Now the Board has completely reversed its position. Why? We are concerned that, when faced with necessary but difficult decisions, this Board decided to take the path of least resistance –eliminate Mr. Morris from the Board. In our opinion, this is not the response of a Board with the best interests of stockholders in mind. The Board has had five different Chairmen in the last fifteen months, this is not a sign of a functional Board.

There is a better way forward. This Board recognized it when it installed Mr. Morris as Executive Chairman and tasked him with advancing corporate strategic growth initiatives. Despite initial support, it became apparent that the Board did not like Mr. Morris's suggestion that the addition of highly qualified board members was a necessary first step for the Company to achieve success in its opportunities. Accordingly, we are taking this directly to the stockholders.  Help us reconstitute the Board with individuals who have the appropriate experience and skills, and are committed only to maximizing value for all stockholders over the long term. We are confident that a reconstituted Board would help to exploit the tremendous opportunities available to the Company.

We are Concerned with the Board's Aggressive Tactics to Entrench Itself

Meson has attempted to engage repeatedly in a collaborative dialog with the Board about the need for change at the Board level and potential configurations that could be implemented in a costless and friendly manner.  Firstly, since July, Mr. Morris has introduced a number of potential highly qualified nominees to the Nominating and Governance Committee for consideration pursuant to the Board's standard process.  In most cases, the Nominating and Governance Committee never followed up with these nominees.  We have offered repeatedly to avoid a costly proxy contest and enter settlement negotiations but have been stonewalled that "there will be no negotiation."  In fact, the Board has taken numerous shareholder-unfriendly aggressive tactics to entrench the status quo, including the following:

1)	On December 24, 2016, the Board formed a proxy committee to act as a "shadow board" that includes a non-independent member, CEO Matt Boyle.
2)
On October 19, 2016, the Nominating and Governance Committee interviewed and approved Bryan Boches to join the Company's Board slate for the Annual Meeting and replace William Ketelhut, then inexplicably reversed itself on this position.

3)
On December 24, 2016, as a defensive reaction to Meson's Nominations, the Board suddenly adopted a change, previously thought unnecessary to the Board, to the Company's charter to shorten the tenure of certain directors, including Mr. Morris.

4)
By not including him on the Company's proxy card, the Board is forcing Mr. Morris, a 19% shareholder, to engage in an expensive proxy solicitation to maintain his position on the Board and add highly qualified directors to the Board, including one previously endorsed by the Board itself.

5)	The Board has adamantly refused to enter settlement negotiations despite numerous attempts to reach a compromise by Meson, thus driving up legal costs for the Company.
6)
On December 6, 2016, Mr. Morris proposed shareholder-friendly governance best practices to be implemented including: A) Allowing shareholders to act by written consent; B) Allowing shareholders to call special meetings; and C) Using a majority voting standard rather than a plurality. The Board rejected all of these suggestions.

Whose interests does the Board purport to be representing with these aggressive and expensive tactics to entrench the status quo?

OUR NOMINEES HAVE THE EXPERIENCE AND QUALIFICATIONS NECESSARY TO FULLY EXPLORE AVAILABLE OPPORTUNITIES TO UNLOCK VALUE FOR STOCKHOLDERS

We have identified highly-qualified, independent directors with relevant business and financial experience who we believe will bring a fresh perspective to the Board and would be valuable in assessing and executing on initiatives to unlock value at the Company. Further, our Nominees would be committed to holding management accountable for the Company's performance.

We believe that while Sevcon has an incredible opportunity in front of it, there are numerous challenges that need to be solved and calculated risks that must be taken in order to maximize value.  Our Nominees have proven experience solving these challenges facing the Company today, including:

•	Developing strategy in the face of constantly changing market dynamics and availability of key talent;
•	Developing recruiting and onboarding functions, especially for engineering, and decreasing reliance on contractors;
•	Developing accounting functionality to solve for complex global issues and fixing material control weaknesses;
•	Overseeing internal organizational and structural transition from a no-growth company to a fast-growth company;
•	Recruiting key senior executive talent and developing succession plans;
•	Developing performance-aligned incentive plans that hold management accountable to appropriate goals;
•	Developing effective board evaluation, recruiting and succession processes;
•	Developing early stage, specifically automotive industry, connections; and
•	Developing and executing growth financing plans that maximize value for shareholders while reducing risk.

Mr. Boches is an experienced investor and investment banker with over 20 years of operations and investment experience. He has significant management experience as a senior executive and current or past director of several technology, automotive and industrial companies.  He is currently the Chief Executive Officer of Safe Catch, a food technology firm he founded, as well as a director of Basil Tree, which owns a middle market automotive parts and industrial goods manufacturer. He also co-founded and was a past board member of Blinker, a fintech application firm in the automotive sector and a co-founder of Coremetrics, a leading analytic software firm, which was acquired by IBM in 2010. Previously, he served in various positions, including as Managing Director, at Medley Capital Corporation, where he sourced and managed private debt and equity investments in the middle market. In addition, Mr. Boches was an investment banker with Morgan Stanley for several years, and while there, he was as a founding team member of China's first joint venture investment bank, CICC (HKG: 3908).

Mr. Jain has demonstrated significant experience in the technology and start-up sectors.  He has been involved in various capacities at numerous startup companies in a variety of industries, including as cofounder and director of Aurora Solar, a leading solar software startup focusing on renewable energy and solar software design, as a director of Mattermost, a leading open source communications startup, as a director of Object, a mobile android phone startup focusing on products designed for millennials, and as a director of Shoppie.tv, a livestreaming community of beauty bloggers.  Mr. Jain also has considerable management experience as a former director of Kiwi, Inc., a mobile entertainment company focused on mobile games and tools for the Android developer, which he cofounded and as an executive producer at Playdom Inc., a 200-person online social network game developer, which was acquired by The Walt Disney Company in June 2011.

Mr. Morris is an experienced operating executive, manager and investor in the technology industry. He has been the President of Meson Capital Partners LLC, an investment partnership, since February 2009. In addition, Mr. Morris is intimately familiar with the Company, as he has served as a director of the Company since December 2013 and served as its Executive Chairman from August 2016 until December 2016. Previously, he cofounded VideoNote LLC, an educational software company, and has served as its Chief Executive Officer since July 2008. In addition, he serves or has served, within the past 5 years, on the boards of several private and public companies, including InfuSystem Holdings, Inc. (NYSE: INFU), where he was the Executive Chairman from 2012-2015, Trans-Lux Corporation (OTCBB: TNLX) and Lucas Energy, Inc. (NYSE: LEI), where he also served as Chairman in 2013.

Mr. Posawatz has extensive executive, management and consulting experience in the electric energy and automotive industries.  He currently serves as the president and Chief Executive Officer of Invictus iCAR, LLC, an automotive innovation consulting and advisory firm focused on assisting energy and auto clean technology companies.  Previously, he was the president, Chief Executive Officer, and a director of Fisker Automotive, a producer of one of the world's first production plug-in hybrid electric vehicles.  In addition, Mr. Posawatz worked for General Motors ("GM") for more than 30 years, including as GM's vehicle line director for the Chevrolet Volt and as a key leader of global electric vehicle development.  At GM, he was responsible for bringing the Chevrolet Volt from its concept to production, as a founding member and employee number one. He also serves as a director of Envision Solar International, Inc. (OTC-QB: EVSI), an inventor, designer, and manufacturer of solar products and proprietary technology focusing on electric vehicle charging infrastructure.  He also serves a member of several non-public companies' boards of directors, including Nexeon, Momentum Dynamics, and Envision Solar International. Previously, Mr. Posawatz served as the Chairman of Electric Drive Transportation Association trade association.

PROPOSAL NO.1

TO ADOPT AN AMENDMENT TO SEVCON'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO IMMEDIATELY DECLASSIFY THE BOARD OF DIRECTORS SO THAT ALL DIRECTORS ARE ELECTED ANNUALLY FOR ONE-YEAR TERMS

As discussed in further detail in the Company's proxy statement, the Company is submitting for stockholder approval an amendment to its Amended and Restated Certificate of Incorporation (the "Current Charter") providing for the immediate elimination of the current, partially-classified Board structure (the "Charter Amendment"). If the Charter Amendment is adopted, all directors will be elected on an annual basis beginning immediately at the Annual Meeting. In accordance with Delaware law, the Charter Amendment would also permit the removal of directors by the stockholders with or without cause. Set forth on Schedule I is the language of the Charter Amendment.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE PROPOSAL TO ADOPT AN AMENDMENT TO SEVCON'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO IMMEDIATELY DECLASSIFY THE BOARD OF DIRECTORS SO THAT ALL DIRECTORS ARE ELECTED ANNUALLY FOR ONE-YEAR TERMS AND INTEND TO "ABSTAIN" WITH RESPECT TO THE APPROVAL OF THIS PROPOSAL.

SHARES OF COMMON STOCK REPRESENTED BY PROPERLY EXECUTED GOLD PROXY CARDS WILL BE VOTED AT THE ANNUAL MEETING AS MARKED AND, IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, "ABSTAIN" WITH RESPECT TO THE APPROVAL OF THIS PROPOSAL

PROPOSALS NOS. 2 AND 3
ELECTION OF DIRECTORS
The Board is currently composed of eight directors. If Proposal 1 is approved, the Board will be immediately declassified, and the terms of all eight directors will expire at the Annual Meeting. If Proposal 1 is not approved, three of the Company's eight current directors, Glenn J. Angiolillo, Ryan J. Morris, and David R. A. Steadman will not be subject to election at the Annual Meeting, and will continue to serve as directors until the 2018 annual meeting of stockholders. The terms of the remaining five of the Company's eight current directors would expire at the Annual Meeting. We are not seeking control of the Board. If our Nominees are elected we could not control the Board absent the resignation of the other members of the Board, and any claim to the contrary would be entirely false and misleading.

If Proposal 1 is approved:

In the event Proposal 1 is approved, we are seeking your support to elect four of our Nominees—three highly qualified new directors and one incumbent—at the Annual Meeting. Your vote to elect the Nominees will have the legal effect of replacing three incumbent directors with the Nominees. In the event that some of the Nominees are elected, there can be no assurance that the Company nominee(s) who get the most votes and are elected to the Board will choose to serve on the Board with the Nominees who are elected. In the event Proposal 1 is approved, stockholders who return the GOLD proxy card will only be able to vote for our Nominees and will not have the opportunity to vote for the four other seats up for election at the Annual Meeting.

If Proposal 1 is not approved:

In the event Proposal 1 is not approved, we are seeking your support at the Annual Meeting to elect our three Nominees other than Ryan J. Morris (who would not be up for election), in opposition to three of the Company's director nominees, Matthew Goldfarb, William J. Ketelhut and Paul O. Stump. This gives shareholders who wish to vote for our Nominees the ability to vote for all five directorships up for election. The names, backgrounds and qualifications of the Company's nominees, and other information about them, can be found in the Company's proxy statement. There is no assurance that any of the Company's nominees will serve as directors if our Nominees are elected.

Our Nominees:

Bryan Boches, age 46, is the Chief Executive Officer of Safe Catch, a food technology firm he founded in December, 2014. Mr. Boches is also a Co-founder and past board member of Blinker, a fintech application firm in the automotive sector. Mr. Boches currently serves as a director of Basil Tree, which owns a middle market automotive parts and industrial goods manufacturer. From August 2007 to March 2012 he served in various positions, including as Managing Director, with Medley Capital Corporation, a closed and externally managed business development corporation, where he sourced and managed private debt and equity investments in the middle market. Previously, Mr. Boches was a corporate and M&A investment banker with Morgan Stanley and a founding team member of China's first joint venture investment bank, CICC (HKG: 3908). Mr. Boches was also a co-founder of Coremetrics, a leading analytic software firm, which was acquired by IBM in 2010. Mr. Boches earned a B.A., summa cum laude,  from University of California, Santa Barbara and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe that Mr. Boches' operational, financial and strategic expertise will make him a valuable addition to the Board.

Shvetank Jain, age 32, since 2013 has been involved in various capacities at numerous startup companies in a variety of industries, including as cofounder and director of Aurora Solar, a leading solar software startup focusing on renewable energy and solar software design, as a director of Mattermost, a leading open source communications startup, as a director of Object, a mobile android phone startup focusing on products designed for millennials, and as a director of Shoppie.tv, a livestreaming community of beauty bloggers.  Until September 2015, Mr. Jain served as a director of Kiwi, Inc., a mobile entertainment company he cofounded in July 2011 focused on mobile games and tools for the Android developer. Previously, Mr. Jain served as an executive producer at Playdom Inc., a 200-person online social network game developer from July 2011 until its acquisition by The Walt Disney Company in June 2011. Prior to that, Mr. Jain served as the Chief Technology Officer and Chief Operating Officer of Trippert, Inc., an iPhone and social game developer that was acquired by Playdom Inc., since cofounding it in June 2006 until October 2009.  Mr. Jain received his M.B.A. from Stanford University, his Master of Applied Science from the University of Toronto and his Bachelor of Technology from Indian Institute of Technology, Kanpur. We believe that Mr. Jain's entrepreneurial and investor experience with technology start-ups, as well as engineering and software companies will make him a valuable addition to the Board.

Ryan J. Morris, age 32, has been the President of Meson Capital Partners LLC, an investment partnership, since February 2009. Mr. Morris has served as a director of the Corporation since December 2013 and served as its Executive Chairman from August 2016 until December 2016. He cofounded VideoNote LLC, an educational software company, and has served as its Chief Executive Officer since July 2008. Mr. Morris serves on the boards of InfuSystems Holdings, Inc. (NYSE: INFU), where he was the Chairman of the Board from April 2012 until May 2015, and Trans-Lux Corporation. He has also been Chairman of the Board of Lucas Energy, Inc. (NYSE: LEI) within the past five years. We believe that Mr. Morris's service as a director of the Corporation, his experience as a member of public company boards and ownership stake in the Corporation makes him a valuable asset to the Board.

Anthony L. Posawatz (Tony), age 56, has served as the president and Chief Executive Officer of Invictus iCAR, LLC, an automotive innovation consulting and advisory firm focused on assisting energy and auto clean technology companies, since September, 2013.  Mr. Posawatz also served as the president, Chief Executive Officer, and a director of Fisker Automotive, a producer of one of the world's first production plug-in hybrid electric vehicles, from August 2012 to August 2013.  Mr. Posawatz worked for General Motors ("GM") for more than 30 years, as GM's vehicle line director for the Chevrolet Volt and a key leader of global electric vehicle development.  At GM, he was responsible for bringing the Chevrolet Volt from concept to production (beginning in 2006 as a founding member and employee number one). Since February 2016, Mr. Posawatz has served as a director of Envision Solar International, Inc. (OTC-QB: EVSI), an inventor, designer, and manufacturer of solar products and proprietary technology focusing on electric vehicle charging infrastructure, out of home advertising infrastructure, and energy security and disaster preparedness. Mr. Posawatz currently serves as a member of several non-public companies' boards of directors, including INRIX, Nexeon, SAFE-Electrification Coalition, Momentum Dynamics, Envision Solar International and Electrification Coalition. Previously, Mr. Posawatz served as the Chairman of Electric Drive Transportation Association trade association.  Mr. Posawatz received his M.B.A. from Dartmouth College and his B.S. from Wayne State University. We believe that Mr. Posawatz's extensive experience in the automotive industry will make him a valuable addition to the Board.

The principal business address of Bryan Boches is 85 Liberty Ship, Suite 203, Sausalito, CA 94965. The principal business address of Shvetank Jain  is 1496 Sacramento St., Apt. 2, San Francisco, CA 94109. The principal business address of Ryan J. Morris is One Sansome Street, Suite 1895, San Francisco, CA 94104. The principal business address of Anthony L. Posawatz is 8071 Pine Forest Court, Davisburg, MI 48350.

As of the date hereof, Mr. Morris may be deemed to beneficially own 1,156,812 shares of Common Stock as follows: (a) 198,868 shares of Common Stock consisting of: (i) 148,271 shares of Common Stock held by MC, (ii) warrants held by MC to acquire 27,500 shares of Common Stock at a price of $10.00 per share at any time on or before July 8, 2021; and (iii) 7,699 shares of Series A Convertible Preferred Stock held by MC convertible into 23,097 shares of Common Stock; (b) 921,000 shares of Common Stock, consisting of: (i) 614,000 shares of Common Stock held directly by MCC and (ii) warrants held by MCC to acquire 307,000 shares of Common Stock at a price of $10.00 per share at any time on or before July 8, 2021; and (c) 36,944 shares of Common Stock consisting of (i) 11,600 shares of Common Stock held directly by Mr. Morris, (ii) 338 shares of Series A Convertible Preferred Stock held by Mr. Morris convertible into 1,014 shares of Common Stock and (iii) 24,330 shares of Common Stock underlying stock options held directly by Mr. Morris and exercisable within 60 days. As of the date hereof, Mr. Boches may be deemed to beneficially own 7,296 shares of Common Stock of the Company. For information regarding purchases and sales during the past two years by Messrs. Morris and Boches and their affiliates of securities of the Company, see Schedule II. As of the date hereof, none of the other Nominees own any shares of Common Stock.

Each of the Nominees, other than Mr. Morris, and MCC have entered into a letter agreement, pursuant to which MCC has agreed to indemnify such Nominee in accordance with the terms of the letter agreement against claims arising from the solicitation of proxies from stockholders in connection with the Annual Meeting and any related transactions.

Other than as stated herein, there are no arrangements or understandings between members of Meson or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. None of the Nominees are a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

Meson believes that each Nominee presently is, and if elected as a director of the Corporation, each of the Nominees would be, an "independent director" within the meaning of (i) applicable NASDAQ listing standards applicable to board composition and (ii) Section 301 of the Sarbanes-Oxley Act of 2002.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed GOLD proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company's bylaws and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Company's bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Company's bylaws and shares of Common Stock represented by the enclosed GOLD proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Company's bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting or reconstitutes or reconfigures the classes on which the current directors serve. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Meson that any attempt to increase the size of the current Board or to reconfigure the classes of the Board other than as currently proposed constitutes an unlawful manipulation of the Company's corporate machinery.

WE URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

IF PROPOSAL 1 IS APPROVED, WE INTEND TO VOTE OUR SHARES FOR THE ELECTION OF THE NOMINEES AND FOR THE NOMINEES OF THE COMPANY OTHER THAN MATTHEW GOLDFARB, WILLIAM J. KETELHUT, MARVIN G. SCHORR AND DAVID R. A. STEADMAN.

IF PROPOSAL 1 IS NOT APPROVED, WE INTEND TO VOTE OUR SHARES FOR THE ELECTION OF THE NOMINEES AND FOR THE NOMINEES OF THE COMPANY OTHER THAN MATTHEW GOLDFARB, WILLIAM J. KETELHUT AND PAUL O. STUMP

IF PROPOSAL 1 IS APPROVED, SHARES OF COMMON STOCK REPRESENTED BY PROPERLY EXECUTED GOLD PROXY CARDS WILL BE VOTED AT THE ANNUAL MEETING AS MARKED AND, IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, "FOR" THE NOMINEES.

IF PROPOSAL 1 IS NOT APPROVED, SHARES OF COMMON STOCK REPRESENTED BY PROPERLY EXECUTED GOLD PROXY CARDS WILL BE VOTED AT THE ANNUAL MEETING AS MARKED AND, IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, "FOR" THE NOMINEES AND "FOR" THE NOMINEES OF THE COMPANY OTHER THAN MATTHEW GOLDFARB, WILLIAM J. KETELHUT AND PAUL O. STUMP.

PROPOSAL NO. 4

RATIFICATION OF THE SELECTION OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2017

As discussed in further detail in the Company's proxy statement, the Board is seeking an advisory stockholder vote ratifying the appointment of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2017.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES "FOR" THIS PROPOSAL.

SHARES OF COMMON STOCK REPRESENTED BY PROPERLY EXECUTED GOLD PROXY CARDS WILL BE VOTED AT THE ANNUAL MEETING AS MARKED AND, IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, "ABSTAIN" WITH RESPECT TO THE APPROVAL OF THIS PROPOSAL

PROPOSAL NO. 5

ADVISORY VOTE REGARDING THE EXECUTIVE OFFICERS' COMPENSATION

As discussed in further detail in the Company's proxy statement, this proposal, commonly known as "Say on Pay," asks the stockholders to approve the compensation of the Company's executive officers for fiscal 2016 as described under "Executive Compensation" on pages 18 to 21 of the Company's proxy statement. The vote on this proposal, which is solicited pursuant to section 14A of the Securities Exchange Act, is advisory and its outcome will not be binding on the Board nor require the Board to take any action. The Company's proxy statement indicates the Board expects to take into account the outcome of this vote when considering future executive compensation arrangements for the Company's executive officers.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION AND INTEND TO VOTE OUR SHARES "AGAINST" THIS PROPOSAL

SHARES OF COMMON STOCK REPRESENTED BY PROPERLY EXECUTED GOLD PROXY CARDS WILL BE VOTED AT THE ANNUAL MEETING AS MARKED AND, IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, "ABSTAIN" WITH RESPECT TO THE APPROVAL OF THIS PROPOSAL

PROPOSAL NO. 6

ADVISORY VOTE REGARDING THE FREQUENCY OF STOCKHOLDER VOTES TO APPROVE THE EXECUTIVE OFFICERS' COMPENSATION

As discussed in further detail in the Company's proxy statement, the Company is also seeking the views of the stockholders on how often the Company should ask the stockholders to vote on the compensation of the Company's executive officers: each year, every two years, or every three years. The Company is required by Section 14A of the Securities Exchange Act of 1934 to include a "Say on Pay" vote in proxy statements for its annual meetings at least once every three years, and also to seek periodic advisory votes on how often there should be a "Say on Pay" vote every three years. As indicated in the Company's proxy statement, the vote solicited by this proposal is advisory and its outcome will not be binding on the Board nor require the Board to take any action. The Company's proxy statement indicates the Board expects to take into account the outcome of this vote when considering how frequently to seek a "Say on Pay" vote of stockholders in the future.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE ADVISORY VOTE REGARDING THE FREQUENCY OF STOCKHOLDER VOTES TO APPROVE THE EXECUTIVE OFFICERS' COMPENSATION AND INTEND TO VOTE OUR SHARES FOR "EACH YEAR"

SHARES OF COMMON STOCK REPRESENTED BY PROPERLY EXECUTED GOLD PROXY CARDS WILL BE VOTED AT THE ANNUAL MEETING AS MARKED AND, IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, "ABSTAIN" WITH RESPECT TO THE APPROVAL OF THIS PROPOSAL

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, Meson believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted as follows: ABSTAIN from the proposal to adopt an amendment to the Company's amended and restated certificate of incorporation to immediately declassify the board of directors so that all directors are elected annually for one-year terms, ABSTAIN the ratification, by an advisory vote, of the appointment of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2017, ABSTAIN from the approval, by an advisory vote, the fiscal 2016 compensation of the Company's executive officers, to ABSTAIN from the advisory vote as to the frequency the Company should ask the stockholders to vote on the compensation of the Company's executive officers, in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein and for the election of directors as set forth below.

According to the Company's proxy statement for the Annual Meeting, the Board is currently composed of eight directors. If Proposal 1 is approved, the Board will be immediately declassified, and the terms of all eight directors will expire at the Annual Meeting. If Proposal 1 is not approved, three of the Company's eight current directors, Glenn J. Angiolillo, Ryan J. Morris, and David R. A. Steadman will not be subject to election at the Annual Meeting, and will continue to serve as directors until the 2018 annual meeting of stockholders. The terms of the remaining five of the Company's eight current directors would expire at the Annual Meeting.  We are not seeking control of the Board. If our Nominees are elected we could not control the Board absent the resignation of the other members of the Board, and any claim to the contrary would be entirely false and misleading.

If Proposal 1 is approved:

In the event Proposal 1 is approved, we are seeking your support to elect four of our nominees—three highly qualified new directors and one incumbent—at the Annual Meeting. Your vote to elect the Nominees will have the legal effect of replacing three incumbent directors with the Nominees. In the event that some of the Nominees are elected, there can be no assurance that the Company nominee(s) who get the most votes and are elected to the Board will choose to serve on the Board with the Nominees who are elected. In the event Proposal 1 is approved, stockholders who return the GOLD proxy card will only be able to vote for our Nominees and will not have the opportunity to vote for the four other seats up for election at the Annual Meeting. Accordingly, in the event Proposal 1 is approved, properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of our Nominees.

If Proposal 1 is not approved:

In the event Proposal 1 is not approved, we are seeking your support at the Annual Meeting to elect our three Nominees other than Ryan J. Morris (who would not be up for election), in opposition to three of the Company's director nominees, Matthew Goldfarb, William J. Ketelhut and Paul O. Stump. This gives shareholders who wish to vote for our Nominees the ability to vote for all five directorships up for election. The names, backgrounds and qualifications of the Company's nominees, and other information about them, can be found in the Company's proxy statement. There is no assurance that any of the Company's nominees will serve as directors if our nominees are elected. Accordingly, in the event Proposal 1 is not approved, properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of our Nominees and FOR the Company's nominees other than Matthew Goldfarb, William J. Ketelhut and Paul O. Stump.

Quorum; Broker Non-Votes;

The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock as of the Record Date will constitute a quorum at the Annual Meeting, which is required to hold the Annual Meeting and conduct business. If you are a record holder of shares of Common Stock as of the Record Date and you submit a proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining the presence of a quorum. If your shares are held in an account by a broker, bank or other nominee and you do not provide voting instructions with respect to your shares, your shares will not be considered present and entitled to vote for the purpose of determining a quorum; however, if you provide voting instructions and your bank, broker, or other nominee submits a proxy for your shares, your shares will count towards a quorum.

Broker non-votes occur on a matter when a bank or broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as "non-routine" matters. Due to the contested nature of the director election, your broker, bank or other nominee will only be able to vote your shares of Common Stock on any proposal at the Annual Meeting if you have instructed it how to vote. Therefore, if your shares are held by a broker, bank or other nominee, it is important that you provide instructions to your broker, bank or other nominee so that your votes are counted.  If you wish to vote your shares of Common Stock in person at the Annual Meeting, you will need to provide a valid proxy (sometimes referred to as a "legal proxy") from your broker, bank or other nominee.

Votes Required for Approval

Adoption of the Charter Amendment ─ For the Charter Amendment to become effective, this proposal must receive the affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes will have the same effect as votes cast against the proposal.

Election of Directors ─ Pursuant to the Company's by-laws, directors will be elected by a plurality of the votes properly cast at the Annual Meeting. Unless Meson withdraws its nominees, there will be more nominees than there are open seats on the Board. Accordingly, if Proposal 1 is approved, the eight nominees receiving the highest number of FOR votes will be elected. Broker non-votes and votes withheld will not be treated as votes cast and will not affect the outcome of the election. If Proposal 1 is not approved, the five nominees receiving the highest number of FOR votes will be elected. Broker non-votes and votes withheld will not be treated as votes cast and will not affect the outcome of the election.

Ratification of the appointment of RSM US LLP ─ The ratification of the appointment of RSM US LLP will require the affirmative vote of a majority of the votes cast at the annual meeting. Accordingly, abstentions and broker non-votes will not count as votes cast for or against this proposal.

Advisory Vote Regarding the Executive Officers' Compensation ─ This proposal will be considered approved at the Annual Meeting if more votes are cast in favor of the proposal than against it. Abstentions and broker non-votes will not count as votes cast for or against this proposal.

Advisory Vote Regarding the Frequency of Stockholder Votes to Approve the Executive Officers' Compensation ─  Only votes cast at the Annual Meeting will be taken into account. Abstentions and broker non-votes will not count as votes cast with respect to this proposal.

To vote, please complete, sign, date and return the enclosed GOLD proxy card or, to appoint a proxy over the Internet or by telephone, follow the instructions provided herein. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote in person. If your shares of Common Stock are held in the name of your broker, bank or other nominee, as it appears from public information that most shares of Common Stock are, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. Meson's proxy solicitors at InvestorCom can help answer your voting and proxy questions.

Revocation of Proxies

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to us in care of InvestorCom at 65 Locust Avenue, Suite 302, New Canaan, CT  06840or to the Company at 155 Northboro Road, Southborough, MA 01772, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to us in care of InvestorCom at 65 Locust Avenue, Suite 302, New Canaan, CT  06840. IF YOU WISH TO VOTE FOR THE ELECTION OF OUR NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

To ensure that your shares are voted in accordance with your wishes, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares of Common Stock.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Meson. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

We have entered into an agreement with InvestorCom for solicitation and advisory services in connection with this solicitation, for which InvestorCom will receive a fee not to exceed $70,000, together with reimbursement for its reasonable out-of-pocket expenses. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that InvestorCom will employ approximately 30 persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by us. Costs of this solicitation of proxies are currently estimated to be approximately $100,000. We estimate that through the date hereof, the expenses incurred in connection with this solicitation are approximately $300,000.

Meson will initially pay all costs associated with the solicitation of proxies, but we will seek reimbursement of such costs from the Company and will not submit such reimbursement to a vote of stockholders.

ADDITIONAL PARTICIPANT INFORMATION

Meson and the Nominees are participants in this solicitation (the "Participants"). The principal business of MC and MCC is investing in securities. The principal business of MCP is serving as the investment adviser and general partner of MC, MCC and other private investment funds. Mr. Morris is a Managing Member and sole owner of MCP. The principal business address for each of MC, MCC and MCP is One Sansome Street, Suite 1895, San Francisco, California 94104.

As of the date hereof, MC beneficially owned 198,868 shares of Common Stock, constituting approximately 3.5% of the Shares outstanding. In calculating MC's ownership percentage, shares of Common Stock that are subject to options, warrants, call agreements and other rights to purchase, exercisable within 60 days, have been treated as outstanding shares of Common Stock. The Shares beneficially owned by MC consist of: (i) 148,271 shares of Common Stock held directly by MC; (ii) warrants held by MC to acquire 27,500 shares of Common Stock at a price of $10.00 per share at any time on or before July 8, 2021; and (iii) 7,699 shares of Series A Convertible Preferred Stock convertible into 23,097 shares of Common Stock.

As of the date hereof, MCC beneficially owned 921,000 shares of Common Stock, constituting approximately 16.2% of the shares of Common Stock outstanding. In calculating MCC's ownership percentage, shares of Common Stock that are subject to options, warrants, call agreements and other rights to purchase, exercisable within 60 days, have been treated as outstanding shares of Common Stock. The shares of Common Stock beneficially owned by MCC consist of: (i) 614,000 shares of Common Stock held directly by MCC; and (ii) warrants held by MCC to acquire 307,000 shares of Common Stock at a price of $10.00 per Share at any time on or before July 8, 2021.

MCP, as the investment adviser and general partner of MC and MCC, may be deemed to beneficially own the 1,119,868 shares of Common Stock owned in the aggregate by MC and MCC, constituting approximately 19.7% of the shares of Common Stock outstanding.

The shares of Common Stock beneficially owned by MC and MCC were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). As of the date hereof, none of the shares of Common Stock held in margin accounts were pledged as collateral security. For information regarding purchases and sales of securities of the Company during the past two years by the Participants in this solicitation, see Schedule II.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any Participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

OTHER MATTERS AND ADDITIONAL INFORMATION

We are unaware of any other matters to be considered at the Annual Meeting other than as set forth in this Proxy Statement. However, should other matters, which we are not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

According to the Company's proxy statement, the Company's 2018 annual meeting of stockholders will be held on February 6, 2018. In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the annual meeting in 2018, it must be received by the Company at 155 Northboro Road, Southborough, Massachusetts 01772, Attention: Treasurer, no later than September 14, 2017.

The by-laws of the Company provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Secretary or other specified officer of the Company not less than 50 days nor more than 75 days prior to the meeting, except that if notice thereof is mailed to stockholders or publicly disclosed less than 65 days in advance, the notice given by the stockholder must be received no later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever occurs first. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2018 annual meeting of stockholders is based on information contained in the Company's proxy statement and organizational documents. The incorporation of this information in this Proxy Statement should not be construed as an admission by Meson that such procedures are legal, valid or binding.

ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY'S PROXY STATEMENT RELATING TO THE ANNUAL MEETING. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY'S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE III FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE COMMON STOCK AND THE OWNERSHIP OF COMMON STOCK BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Meson Capital Partners, LLC
January 17, 2017

SCHEDULE I
PROPOSED CHARTER AMENDMENT

If Proposal 1 is approved by the stockholders, Article SIXTH of the Company's Amended and Restated Certificate of Incorporation would be amended as follows, with deletions indicated by strike-throughs and additions indicated by underlining:

SIXTH:  The Board of Directors shall consist of not less than three nor more than fifteen directors, the exact number to be determined from time to time by the Board of Directors.  The term of each director serving as of the date of the 2017 annual meeting of stockholders shall expire at such annual meeting of stockholders, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting.  Commencing with the election of directors at the annual meeting of stockholders scheduled to be held in 2017, each director shall be elected to hold office until the next succeeding annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Any vacancy in the Board of Directors for any reason, including any resulting from an increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office although less than a quorum. ~~All directors in office or elected as such on the date of adoption by the stockholders of this Amended and Restated Certificate of Incorporation (the "Adoption Date") shall serve until the end of the respective terms to which they were elected, and any~~ Any director chosen to fill a vacancy ~~among such directors~~ or newly created directorship shall hold office until ~~the end of the term of the director he or she succeeded. At each~~ the next annual meeting of stockholders ~~beginning with the first annual meeting after the Adoption Date, the successor to each director whose respective term ends at such annual meeting shall be elected for a one-year term expiring at the next annual meeting, and any director chosen to fill a vacancy among such directors shall hold office until the next annual meeting.  Until the third annual meeting of stockholders following the Adoption Date, no director may be removed by the stockholders other than for cause.~~ for the election of directors and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.  Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the election, terms of office, right of removal, and other features of such directorships shall be governed by the terms of ~~this~~ the Amended and Restated Certificate of Incorporation ~~and certificates of designation applicable thereto~~.

SCHEDULE II

TRANSACTIONS IN SECURITIES OF THE COMPANY
 DURING THE PAST TWO YEARS
Number of Shares Purchased	Date of Purchase	Security
Ryan J. Morris
3,400	02/03/15	Common Stock
2,300	05/14/15	Common Stock
3,300	02/02/16	Common Stock

Meson Capital LP
205	02/12/15	Series A Convertible Preferred Stock
15,462	02/17/15	Common Stock
500	02/17/15	Series A Convertible Preferred Stock
100	02/19/15	Common Stock
1,203	02/19/15	Series A Convertible Preferred Stock
400	02/20/15	Common Stock
1,820	02/23/15	Common Stock
29,575	02/25/15	Common Stock
500	02/26/15	Common Stock
400	02/27/15	Common Stock
12,526	03/02/15	Common Stock
300	03/03/15	Common Stock
2,707	05/11/15	Common Stock
843	05/11/15	Series A Convertible Preferred Stock
700	05/12/15	Common Stock
1,136	05/13/15	Common Stock
70	05/13/15	Series A Convertible Preferred Stock
1,300	05/14/15	Common Stock
4,157	05/22/15	Common Stock
205	06/04/15	Series A Convertible Preferred Stock
78	06/10/15	Series A Convertible Preferred Stock
55,000	07/06/16	Common Stock
27,500	07/06/16	Warrant
36,496	08/02/16	Stock Option (Right to Buy)[2]
20,204	08/02/16	Stock Option (Right to Buy)[3]
19,343	08/02/16	Stock Option (Right to Buy)[4]
42,682	08/02/16	Stock Option (Right to Buy)[5]
45,904	08/02/16	Stock Option (Right to Buy)[6]
49,215	08/02/16	Stock Option (Right to Buy)[7]

2 The option shall become exercisable in 12 substantially equal installments on the first day of each calendar month beginning September 2016.
3 The option shall become exercisable in 12 substantially equal installments on the first day of each calendar month beginning September 2017.
4 The option shall become exercisable in 12 substantially equal installments on the first day of each calendar month beginning September 2017. However, the Company determined that these options were not validly granted because they exceeded the Company's 1996 Equity Incentive Plan's limit on the aggregate number of shares subject to awards that may be granted to an individual participant in any calendar year.
5 The option shall become exercisable in 12 substantially equal installments on the first day of each calendar month beginning September 2018. However, the Company determined that these options were not validly granted because they exceeded the Company's 1996 Equity Incentive Plan's limit on the aggregate number of shares subject to awards that may be granted to an individual participant in any calendar year.
6 The option shall become exercisable in 12 substantially equal installments on the first day of each calendar month beginning September 2019. However, the Company determined that these options were not validly granted because they exceeded the Company's 1996 Equity Incentive Plan's limit on the aggregate number of shares subject to awards that may be granted to an individual participant in any calendar year.
7 The option shall become exercisable in 12 substantially equal installments on the first day of each calendar month beginning September 2020. However, the Company determined that these options were not validly granted because they exceeded the Company's 1996 Equity Incentive Plan's limit on the aggregate number of shares subject to awards that may be granted to an individual participant in any calendar year.

Meson Constructive Capital LP
614,000	07/06/16	Common Stock
307,000	07/06/16	Warrant

Bryan Boches
685	07/07/16	Common Stock
3,120	08/03/16	Common Stock
1,184	08/04/16	Common Stock
488	08/05/16	Common Stock
988	08/08/16	Common Stock
1,707	08/24/16	Common Stock

SCHEDULE III

The following table is reprinted from the definitive proxy statement filed by Sevcon, Inc. with the Securities and Exchange Commission on January 11, 2017.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides information as to the ownership of the Company's common stock as of December 9, 2016 by (i) persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding common stock, (ii) the executive officers named in the Summary Compensation Table below, and (iii) all current executive officers and directors of the Company as a group. Beneficial ownership by individual directors and nominees for director is shown in the table on pages 9 to 13 below. In calculating the number and percentage of shares beneficially owned by any person, we have included shares that could be acquired by such person upon conversion of Series A Convertible Preferred Stock ("Series A Preferred") to common stock and shares issuable upon exercise of options or warrants.

Name and Address Of Beneficial Owner	Amount Beneficially Owned (1)	Percent of Class
Mario J. Gabelli/GGCP, Inc./Teton Advisors, Inc. One Corporate Center Rye, NY 10580-1435	2,558,463(2)	41.09%

Ryan J. Morris/Meson Capital Partners LLC/ Bryan Boches One Sansome Street, San Francisco, CA 94960	1,152,819(3)	20.18%

Bassi Holding S.r.l. Via Mensa 3/2 48022 – Lugo (RA), Italy	665,000(4)	12.32%

Dr. Marvin G. Schorr 330 Beacon Street Boston, MA 02116	427,936(5)	7.91%

Matthew Boyle Sevcon, Inc. 155 Northboro Road Southborough, MA 01772	109,265(6)	2.03%

Paul N. Farquhar Sevcon, Inc. 155 Northboro Road Southborough, MA 01772	56,548(7)	1.06%

All current executive officers and directors as a group (9 persons)	1,483,393(8)	25.69%

(1)	Unless otherwise indicated, each owner has sole voting and investment power with respect to the shares listed or shares that power with his spouse.

(2)
As reported on Schedule 13D/A filed with the Securities and Exchange Commission ("SEC") on July 14, 2016, Mr. Gabelli, GGCP, Inc. and Teton Advisers, Inc. are the ultimate beneficial owners of the shares shown, which are held in investment advisory accounts. GAMCO Asset Management, Inc., Gabelli Funds LLC, and Gabelli Securities, Inc., investment advisers, are indirect subsidiaries of GGCP, Inc. with beneficial ownership as follows: (i) GAMCO Asset Management, Inc., has sole investment power with respect to 1,041,274 of such shares (18.29% of the class) and sole voting power with respect to 998,274 of such shares; its beneficial ownership includes a total of 351,648 shares of common stock issuable upon conversion of shares of Series A Preferred and exercise of warrants; (ii) Gabelli Funds LLC, has sole investment power with respect to 713,038 of such shares (12.74% of the class) and sole voting power with respect to 6,444 of such shares, while the proxy voting committee of funds advised by Gabelli Funds LLC has sole voting power over the remainder of such shares; the beneficial ownership of Gabelli Funds LLC includes a total of 253,294 shares of common stock issuable upon conversion of shares of Series A Preferred and exercise of warrants; and (iii) Gabelli Securities, Inc. has sole investment and voting power with respect to 6,540 of such shares. Teton Advisors, Inc., which is controlled by Mr. Gabelli, has sole voting and investment power with respect to 797,611 of such shares (14.19% of the class), including a total of 279,311 shares of common stock issuable upon conversion of shares of Series A Preferred and exercise of warrants.

(3)
These parties filed Schedules 13D/A with the SEC on December 22, 2016 and January 5, 2017, reporting membership in a group. The number of shares shown in the table above includes (i) 12,165 shares issuable upon exercise of vested options and 1,014 shares issuable upon conversion of Series A Preferred that are owned directly by Mr. Morris, (ii) a total of 50,597 shares issuable upon conversion of Series A Preferred and exercise of warrants owned by Meson Capital LP, and (iii) 307,000 shares issuable upon the exercise of warrants owned by Meson Constructive Capital LP (which has beneficial ownership of 16.3% of the class). Meson Capital Partners LLC serves as investment adviser to Meson Capital LP and Meson Constructive Capital LP, with which Meson Capital Partners LLC and Mr. Morris share voting and investment power over all such shares. There is a discrepancy between the number of shares reported as owned by Mr. Boches between the Morris / Meson preliminary proxy statement and their nominating letter to the Company on one hand, and the number reported in the two Schedules 13D/A, on the other. The number shown in the table includes the higher number.

(4)	Includes 55,000 shares issuable upon exercise of warrants.

(5)
Includes 67,344 shares issuable upon conversion of Series A Preferred. Also includes 1,800 outstanding shares and 702 shares issuable upon conversion of Series A Preferred that are owned by Dr. Schorr's wife, as to which he disclaims beneficial ownership.

(6)	Includes 27,369 shares issuable upon conversion of Series A Preferred. Also includes 4,000 shares that are owned by Mr. Boyle's wife, as to which he disclaims beneficial ownership

(7)	Includes 6,978 shares issuable upon conversion of Series A Preferred.

(8)	Includes a total of 432,687 shares issuable upon conversion of Series A Preferred and exercise of vested options and warrants.

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give Meson your proxy FOR the Nominees by taking three steps:

●	SIGNING the enclosed GOLD proxy card,

●	DATING the enclosed GOLD proxy card, and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the  proxy card representing your shares of Common Stock. Meson urges you to confirm in writing your instructions to Meson in care of InvestorCom at the address provided below so that Meson will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or require any additional information concerning this Proxy Statement, please contact InvestorCom at the address set forth below.

GOLD PROXY

GOLD PROXY CARD
SEVCON, INC.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF
MESON CAPITAL PARTNERS LLC

THE BOARD OF DIRECTORS OF SEVCON, INC.
 IS NOT SOLICITING THIS PROXY

P   R   O   X   Y

The undersigned appoints Ryan Morris and John G. Grau, and each of them, its proxy, attorney and agent (the "Proxies") with full power of substitution to vote all shares of Common Stock, $0.10 par value (the "Common Stock"), of Sevcon, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 2017 annual meeting of the stockholders of the Company, to be held at the offices of Locke Lord LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts, at 12:00 noon on Tuesday, February 7, 2017 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the "Annual Meeting").

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock held by the undersigned, and hereby ratifies and confirms all action the Proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in their discretion with respect to any other matters as may properly come before the Annual Meeting that are unknown to Meson Capital Partners LLC ("Meson") a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 2 AND 3 AND "ABSTAIN" ON PROPOSALS 1, 4, 5 AND 6.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark vote as in this example.

MESON RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSALS 2 AND 3. MESON MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 1, 4, 5 AND 6.

1.
The Company's proposal to adopt the amendment to the Company's Amended and Restated Certificate of Incorporation to immediately declassify the Board of Directors and provide for the annual election of all directors for one-year terms:

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

2.	If Proposal 1 is approved by stockholders, Meson's proposal to elect Directors:

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Bryan Boches Shvetank Jain Anthony L. Posawatz Ryan J. Morris	[ ]	[ ]	[ ]

Meson does not expect that any of the Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company's Amended and Restated By-Laws (the "Bylaws") and applicable law. In addition, Meson has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, shares of Common Stock represented by this proxy card will be voted for such substitute nominee(s).

There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if our Nominees are elected.

NOTE: If you do not wish for your shares to be voted "FOR" a particular nominee, mark the "FOR ALL NOMINEES EXCEPT" box and write the name(s) of the nominee(s) you do not support on the line below. Your shares will be voted for the remaining nominee(s).

_______________________________________________________

3.	If Proposal 1 is not approved by stockholders, Meson's proposal to elect Directors:

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Bryan Boches Shvetank Jain Anthony L. Posawatz	[ ]	[ ]	[ ]

Meson does not expect that any of the Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company's Amended and Restated By-Laws (the "Bylaws") and applicable law. In addition, Meson has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, shares of Common Stock represented by this proxy card will be voted for such substitute nominee(s).

If Proposal 1 is not approved, Meson intends to use this proxy to vote (i) "FOR" Messrs. Boches, Jain and Posawatz and (ii) "FOR" the candidates who have been nominated by the Company to serve as director, other than Matthew Goldfarb, William J. Ketelhut and Paul O. Stump for whom Meson is not seeking authority to vote for and will not exercise any such authority. The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company's proxy statement. You may withhold authority to vote for one or more additional candidates who have been nominated by the Company by writing the name(s) of the nominee(s) below.

_______________________________________________________

There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if our Nominees are elected.

NOTE: If you do not wish for your shares to be voted "FOR" a particular nominee, mark the "FOR ALL NOMINEES EXCEPT" box and write the name(s) of the nominee(s) you do not support on the line below. Your shares will be voted for the remaining nominee(s).

_______________________________________________________

4.	The Company's proposal to ratify the appointment of RMS US LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2017:

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

5.	The Company's proposal to approve the fiscal 2016 compensation of the Company's executive officers:
FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

6.	The Company's proposal to indicate the frequency of votes to approve the compensation of the Company's executive officers:

1 year	2 years	3 years	Abstain
[ ]	[ ]	[ ]	[ ]

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.